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                                                                       Exhibit 5

                               Hunton & Williams
                             951 East Byrd Street
                           Richmond, Virginia 23219

                                                             February 24, 1995

Board of Directors
Southern National Corporation
200 West Second Street
Winston-Salem, North Carolina  27101

                      Registration Statement On Form S-8
                         Southern National Corporation
                              Savings And Thrift
                            Plan For The Employees
                               Of Branch Banking
                               And Trust Company

Gentlemen:

  We are acting as counsel for Southern National Corporation (the "Company") in connection with its registration under the Securities Act of 1933 of 3,000,000 shares of its common stock (the "Shares") which are proposed to be offered and sold as described in the Company's Registration Statement on Form S-8 for the Company's Savings and Thrift Plan for the Employees of Branch Banking and Trust Company, (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") on February 27, 1995.

  In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

  Based upon the foregoing, we are of the opinion that;

    1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of North Carolina.

    2. The Shares have been duly authorized and, when the Shares have been offered and sold as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

  We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         /s/ Hunton & Williams